UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2007

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 8, 2007, we issued a press release announcing, among other things, a series of initiatives designed to increase shareholder value and providing a business review and update to earnings guidance for our third quarter ended November 3, 2007 and our fourth quarter ending February 2, 2008.  The press release is attached as Exhibit 99.1 to this report.

The press release contains certain forward-looking statements concerning our operations, performance, and financial condition.  Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated.  Such risks and uncertainties may include, but are not limited to: the failure to effectively implement our plan for consolidation of the Catherines Plus Sizes brand and a new organizational structure; the failure to generate a positive response to our new Lane Bryant catalog and Lane Bryant credit card program; the failure to implement our business plan for increased profitability and growth in our retail stores and direct-to-consumer segments; the failure to successfully implement our expansion of Cacique through new store formats; the failure of changes in management to achieve improvement in our competitive position; the failure to successfully implement our integration of operations of, and the business plan for, Crosstown Traders, Inc.; adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects; declining response rates to catalog offerings; failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business; changes in or miscalculation of fashion trends; extreme or unseasonable weather conditions; economic downturns; escalation of energy costs; a weakness in overall consumer demand; failure to find suitable store locations; increases in wage rates; the ability to hire and train associates; trade and security restrictions and political or financial instability in countries where goods are manufactured; the interruption of merchandise flow from our centralized distribution facilities; competitive pressures; and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies.  These, and other risks and uncertainties, are detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2007 and our other filings with the Securities and Exchange Commission.  We assume no duty to update or revise our forward- looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

In accordance with general instruction B.2 to Form 8-K, the information included in this Item 2.02 and the attached Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 7.01.  Regulation FD Disclosure.

The information included in Item 2.02 of this report is incorporated into this Item 7.01 by reference.

On November 8, 2007, we also issued a press release announcing that our Board of Directors has authorized a new $200 million share repurchase program.  The press release is attached as Exhibit 99.2 to this report.

In accordance with general instruction B.2 to Form 8-K, the information included in this Item 7.01 and the attached Exhibit 99.2 shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Charming Shoppes, Inc. press release dated November 8, 2007.

99.2	Charming Shoppes, Inc. press release dated November 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: November 8, 2007	/S/ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Charming Shoppes, Inc. press release dated November 8, 2007.

99.2	Charming Shoppes, Inc. press release dated November 8, 2007.